EXHIBIT 99.1
GoPro Announces Global Restructuring, Provides Preliminary Q1 Results and Withdraws 2020 Guidance Due to COVID-19 Impact
Announces Accelerated Shift into Direct-to-Consumer-Centric Strategy

Aimée Lapic Joins as Chief Digital Officer to Lead Direct-to-Consumer Growth Initiatives

SAN MATEO, Calif., April 15, 2020 - GoPro, Inc. (NASDAQ: GPRO) today announced a strategic re-alignment to become a more efficient and profitable direct-to-consumer-centric business. Actions include a $100 million reduction to 2020 operating expenses including a workforce reduction of more than 20%, and plans to further reduce non-headcount related operating expenses to $250 million in 2021.
“GoPro’s global distribution network has been negatively impacted by the COVID-19 pandemic, driving us to transition into a more efficient and profitable direct-to-consumer-centric business over the course of this year,” said Nicholas Woodman, GoPro’s founder and CEO. “We are crushed that this forces us to let go of many talented members of our team, and we are forever grateful for their contributions.”
GoPro’s direct business has become an increasingly meaningful contributor to profitability in recent years. In 2019, GoPro.com attracted an average of seven million unique visitors each month, generated more than 20% of revenue in top European markets and nearly 20% in the United States. In addition, GoPro.com gained further ground in Q1 2020, generating a considerably larger percentage of sales in all regions, year-over-year.
“We have a clear opportunity to super-serve consumers’ demand for our products in a more direct and efficient manner which can have a positive impact on the profitability of our business,” Woodman added.
GoPro will continue to sell to select leading retailers in key regions where consumers prefer to purchase offline or indirectly. However, the Company will be shifting primarily to consumer-direct sales to drive growth in regions where GoPro.com already enjoys a strong share of the market.
“We believe our more direct-to-consumer-centric approach is better aligned with the current business climate, is accretive to ASP and gross margin, and positions us well for when consumer demand begins to normalize,” said Brian McGee, GoPro’s Chief Financial Officer and Chief Operating Officer. “Substantially reduced operating expenses combined with improving ASP and gross margin significantly lowers the threshold to achieve profitability.”
To lead the Company’s direct-to-consumer growth initiatives spanning hardware, software and subscription sales, GoPro has appointed Aimée Lapic as Chief Digital Officer. Ms. Lapic brings years of experience building successful digital businesses, most recently as Chief Marketing Officer for Pandora, and prior to that at Banana Republic where she was Chief Marketing Officer and General Manager for BananaRepublic.com.
GoPro’s shift to a more consumer-direct approach includes the following expense reductions:

•	$100 million reduction in non-GAAP operating expenses in 2020 and plans to further reduce operating expenses into 2021 to $250 million

•	Workforce reduction of over 200 employees, or more than 20%

•	Office space reductions in five geographies

•	Sales and marketing expenditure reductions in 2020 and beyond

•	Additional reductions in spending across the business
GoPro also shared that, at his request, Mr. Woodman will forego the remainder of his salary through the end of 2020. Additionally, as of April 14, 2020, GoPro’s Board of Directors volunteered to forego the remainder of their cash compensation through the end of 2020.
GoPro confirmed these reductions will not impact its 2020 product roadmap, which includes new hardware, software and subscription products that will serve both GoPro camera owners and smartphone-only users.
Additionally, GoPro is withdrawing its Q1 and full-year 2020 guidance due to global uncertainty related to the COVID-19 pandemic, and is providing a preview of its Q1 results:

•	Revenue of approximately $119 million

•	Non-GAAP EPS loss is expected to be in the mid $0.30 loss per share range

•	Street ASP of $350, a 23% sequential increase

•	Sell-thru of approximately 700,000 cameras during the quarter

•	Reduced channel inventory by nearly 30%

•	Cash and equivalents of $125 million as of March 31, 2020
The restructuring of GoPro’s business will result in an estimated aggregate charge of $31 million to $49 million. Cash expenditures will be approximately $5 million of the estimated aggregate charges in the second quarter of 2020 as a result of a reduction in force. The remaining expenditures are approximately $26 million to $44 million primarily pertaining to planned reductions of office space (including $4 million of non-cash charges) and approximately $5 million for other non-cash charges. The Company anticipates the majority of the office space charges will result in future cash expenditures through 2027. The Company anticipates that a substantial portion of these restructuring charges will be reflected in its second quarter results.
GoPro will provide complete Q1 2020 results and further strategy updates on its first quarter earnings report which will take place in May.

About GoPro, Inc. (NASDAQ: GPRO)
GoPro helps the world celebrate and share itself in immersive and exciting ways.
GoPro, HERO and their respective logos are trademarks or registered trademarks of GoPro, Inc. in the United States and other countries. All other trademarks are the property of their respective owners.
For more information, visit www.gopro.com. GoPro users can submit their photos, raw clips and video edits to GoPro Awards for social stoke, GoPro gear and cash prizes. Learn more at www.gopro.com/awards. Connect with GoPro on Facebook, Instagram, LinkedIn, TikTok, Twitter, YouTube, and GoPro's blog The Inside Line.

Note Regarding Use of Non-GAAP Financial Measures
Non-GAAP items exclude, where applicable, the effects of stock-based compensation, acquisition-related costs, restructuring and other related costs, non-cash interest expense, gain on sale and license of intellectual property and the tax impact of these items. When planning, forecasting and analyzing financial metrics, including operating expenses for future periods, GoPro does so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for reconciling items which are inherently difficult to predict with reasonable accuracy.

Note on Workforce Reduction
Workforce reduction is subject to local consultation processes in some countries and therefore, these numbers may change immaterially.

Note on Forward-looking Statements
This press release may contain projections or other forward-looking statements within the meaning Section 27A of the Private Securities Litigation Reform Act. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “should,” “will” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements in this presentation may include, but are not limited to expectations regarding run rate, growth and profitability prospects in 2020 and beyond; projections regarding reductions in operating expenses, workforce, spending and real estate obligations; expectations regarding shift in strategy, future hires and product launches; expectations regarding innovation and product roadmap; and estimated charges in connection with the restructuring. These statements involve risks and uncertainties, and actual events or results may differ materially. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are our ability to effectively manage the impact of the Covid-19 pandemic on our business; the risk that the restructuring and related reduction in operating expenses may impact our ability to meet our business objectives and achieve our revenue and profitability targets, and may not result in the expected improvement in savings and profitability; our ability to continue to focus on expense management; the fact that our future growth depends in part on further penetrating our addressable market and growing internationally, and we may not be successful in doing so; our strategic shift to emphasize direct to consumer sales and the risk that this shift may not prove to be successful; any inability to successfully manage frequent product introductions (including roadmap for new hardware, software and subscription products) and transitions, including managing our sales channel and inventory, and accurately forecasting future sales; our reliance on third party suppliers, some of which are sole source suppliers, to provide components for our products and our reliance on third party logistics partners to deliver without interruption; our dependence on sales of our cameras, mounts and accessories, and subscription services for substantially all of our revenue (and the effects of changes in the sales mix or decrease in demand for these products due to the effect of Covid-19 on the economy, or otherwise); the fact that an economic downturn or economic uncertainty in our key U.S. and international markets, as well as fluctuations in currency exchange rates, may adversely affect consumer discretionary spending; any changes to trade agreements, trade policies, tariffs, and import/export regulations; the effects of transferring most U.S.-bound production out of China; the effects and risks of producing product in Mexico; the effects of the highly competitive market in which we operate, including new market entrants; the fact that we may not be able to achieve revenue growth or profitability in the future; risks related to inventory, purchase commitments and long-lived assets; difficulty in accurately predicting our future customer demand; the importance of maintaining the value and reputation of our brand; the risk that the e-commerce technology systems that give consumers the ability to shop online do not function effectively; the risk that we will encounter problems with our distribution system; the threat of a security breach or other disruption including cyberattacks; the concern that our intellectual property and proprietary rights may not adequately protect our products and services; and other factors detailed in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2019, which is on file with the Securities and Exchange Commission (SEC), and as updated in future filings with the SEC. These forward-looking statements speak only as of the date hereof or as of the date otherwise stated herein. GoPro disclaims any obligation to update these forward-looking statements.